SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-A
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             (Exact name of Registrant as specified in its Articles)

Oklahoma                III-A: 0-18302           III-A: 73-1352993
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(State or other          (Commission             (I.R.S. Employer
jurisdiction of            File No.)              Identification)
incorporation or
organization)

                Two West Second Street, Tulsa, Oklahoma 74103
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             (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (918) 583-1791

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      [   ] Written communications pursuant to Rule 425 under the Securities
            Act (17 CFR 230.425)
      [   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)
      [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8:   OTHER EVENTS

      Termination of Partnership. The Geodyne Energy Income Limited Partnership III-A (the "Partnership") terminated pursuant to the terms of its limited partnership agreement on November 22, 2007. A letter was sent to the limited partners on or about November 26, 2007, setting forth the notice of termination and related matters. Attached is a second letter to be sent to the limited partners on or about January 2, 2008, with additional information regarding the liquidation process.

      Deregistration of Partnership. As a result of the termination of the Partnership, the Partnership will file on December 31, 2007 a Form 15 with the Securities and Exchange Commission deregistering the Partnership from its securities reporting obligations at December 31, 2007.

ITEM 9:   EXHIBITS

20.1 Letter to be sent to the limited partners of Geodyne Energy Income Limited Partnership III-A on or about January 2, 2008.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Geodyne Energy Income Limited Partnership III-A, A limited partnership in liquidation

                          By: GEODYNE RESOURCES, INC.,
                              Partnership Liquidator

                              //s// Dennis R. Neill
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                              Dennis R. Neill
                              President

DATE: December 31, 2007

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